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                                                                   EXHIBIT 5(j)

                            FOREIGN COUNTRY SELECTION
              AND MANDATORY SECURITIES DEPOSITORY RESPONSIBILITIES
                              DELEGATION AGREEMENT

         This FOREIGN COUNTRY SELECTION AND MANDATORY SECURITIES DEPOSITORY RESPONSIBILITIES DELEGATION AGREEMENT (the "Agreement") is made this 9th day of September, 1998 by and between A I M ADVISORS, INC., a Delaware corporation ("AIM") and each registered investment company (the "Investment Companies") and its respective portfolios (the "Funds") listed on the signature page hereof.

                              W I T N E S S E T H:
         WHEREAS, AIM has agreed to accept responsibility for selecting and monitoring relationships with compulsory depositories; and

         WHEREAS, AIM has agreed to accept responsibility for the selection of foreign countries in which the Funds may invest;

         NOW, THEREFORE, AIM hereby agrees to exercise reasonable care, prudence and diligence such as a person having safekeeping of fund assets would exercise in performing the following responsibilities:

1.       DEFINITIONS.

         A. "FOREIGN ASSETS" means any of a Fund's investments (including foreign currencies) for which the primary market is outside the United States, currency contracts that are settled outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

         B.       "FOREIGN CUSTODY MANAGER" means State Street Bank and Trust
                  Company.

         C. "MANDATORY SECURITIES DEPOSITORY" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if a Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

         D. "PREVAILING COUNTRY RISKS" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country, including but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; and factors comprising "prevailing country risk", including the effects of foreign law on the safekeeping of Fund assets, the likelihood of expropriation, nationalization, freezing or confiscation of the Fund's assets and any reasonably foreseeable difficulties in repatriating the Fund's assets.


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         E.       "SECURITIES DEPOSITORY" means a system for the central
                  handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities. A Securities Depository includes a Mandatory Securities Depository.

2. FOREIGN COUNTRY SELECTION. Selection of foreign countries in which a Fund invests. AIM may determine that an issuer is located in a particular country based on various factors, including the following:
         (i) the issuer is organized under the laws of and maintains a principal office in that country; (ii) the issuer derives 50% or more of its total revenues from business in that country; or (iii) the primary market for the issuer's securities is in that country. In addition, in determining whether to maintain assets of a Fund in a foreign country, AIM shall consider Prevailing Country Risks. AIM may rely on information provided by computerized information services, such as Bloomberg terminals, in making the foregoing determinations. AIM may also rely on information and opinions provided by the Foreign Custody Manager in making such determinations. AIM may add or delete foreign countries to or from the list of approved foreign countries from time to time, as determined by the AIM employees who are portfolio managers of the Funds.

3. MANDATORY SECURITIES DEPOSITORIES SELECTION. Selection of Mandatory Securities Depositories for the placement and maintenance of Foreign Assets. AIM shall not make any such selection unless and until it has complied with the terms of paragraphs 4 through 6 of this Agreement.

4. DETERMINATION OF REASONABLE CARE. Determinations by AIM that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if such Assets are held with a Mandatory Securities Depository. In making such determinations, AIM shall consider all factors relevant to the safekeeping of such Foreign Assets, including without limitation:

         A. The practices, procedures, and internal controls of the Mandatory Securities Depository, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

         B. Whether the Mandatory Securities Depository has the requisite financial strength to provide reasonable care for the Foreign Assets;

         C. The general reputation and standing of the Mandatory Securities Depository and its operating history and number of participants; and

         D. Whether the Fund will have jurisdiction over and be able to enforce judgments against the Mandatory Securities Depository, such as by virtue of the existence of any offices of the Mandatory Securities Depository in the United States or the consent by the Mandatory Securities Depository to service of process in the United States.


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5.       FOREIGN CUSTODY ARRANGEMENTS. Implementation of the Funds' foreign custody arrangements pursuant to written contracts, by the rules or established practices or procedures of the Mandatory Securities Depository, or by any combination of the foregoing that AIM determines will provide reasonable care for the Funds' Foreign Assets based on the standards specified in paragraph A.2. above. Any such contracts shall include provisions that provide:

         A. For indemnification or insurance arrangements (or any combination of the foregoing) such that the Funds will be adequately protected against the risk of loss of Foreign Assets held in accordance with such contracts;

         B. That the Funds' Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the custodian arising under bankruptcy, insolvency, or similar laws;

         C. That beneficial ownership for the Funds' Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

         D. That adequate records will be maintained identifying the Foreign Assets as belonging to a Fund or as being held by a third party for the benefit of the Fund;

         E. That each Fund's independent public accountants will be given access to those records or confirmation of the content of those records; and

         F. That a Fund will receive periodic reports with respect to the safekeeping of the Fund's Foreign Assets, including, but not limited to, notification of any transfer to or from the Fund's accounts or a third party account containing Foreign Assets held for the benefit of the Fund.

                  In lieu of any or all of the provisions specified in a. through f. above, such contracts may contain such other provisions that AIM determines will provide, in their entirety, the same or a greater level of care and protection for Fund Foreign Assets as the specified provisions, in their entirety.

6.       MONITORING MANDATORY SECURITIES DEPOSITORIES. Establishment of a system
         (a) to monitor the appropriateness of maintaining the Fund's Foreign Assets with a particular Mandatory Securities Depository under Section 4 above, and the contracts governing the Funds' arrangements under
         Section 5 above; and (b) to notify the Funds promptly if an arrangement no longer meets the requirements of [this section B] and to withdraw promptly the Funds' Foreign Assets from such Mandatory Securities Depository in such event.

7.       REPORTS AND OTHER INFORMATION.

         A. ANNUAL REPORTS AND OTHER INFORMATION. AIM shall furnish annually to the Boards of Directors/Trustees information regarding the factors used in its system to monitor Mandatory Securities Depositories.



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         B.       QUARTERLY REPORTS. AIM will submit to the Boards of
                  Directors/Trustees a quarterly report listing all newly approved countries and all countries in which a Fund invested for the first time during the preceding quarter. Such report shall include a revised Appendix 1 to the Foreign Custody and Country Selection Procedures, if applicable, listing the approved countries. AIM will submit to the Boards of Directors/Trustees a quarterly report indicating changes to Mandatory Securities Depositories to the extent such report is not provided by the Foreign Custody Manager.

         C.       OTHER REPORTS. AIM will notify the Boards of
                  Directors/Trustees in writing of any material change in the Mandatory Securities Depositories for a Fund that has not been reported by the Foreign Custody Manager promptly after the occurrence of the material change.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                         A I M ADVISORS, INC.



Attest:  /s/ NANCY L. MARTIN             By:  /s/ ROBERT H. GRAHAM
       ---------------------------          ---------------------------
         Assistant Secretary                  Name:
                                              Title:
(SEAL)


AIM ADVISOR FUNDS, INC.                  AIM SUMMIT FUND, INC.
AIM Advisor Flex Fund
AIM Advisor International Value Fund     AIM INTERNATIONAL FUNDS, INC.
AIM Advisor Large Cap Value Fund         AIM Asian Growth Fund
AIM Advisor MultiFlex Fund               AIM European Development Fund
AIM Advisor Real Estate Fund             AIM International Equity Fund
                                         AIM Global Aggressive Growth Fund
AIM EQUITY FUNDS, INC.                   AIM Global Growth Fund
AIM Aggressive Growth Fund               AIM Global Income Fund
AIM Blue Chip Fund
AIM Capital Development Fund             AIM VARIABLE INSURANCE FUNDS, INC.
AIM Charter Fund                         AIM V.I. Aggressive Growth Fund
AIM Constellation Fund                   AIM V.I. Balanced Fund
AIM Weingarten Fund                      AIM V.I. Capital Appreciation Fund
                                         AIM V.I. Capital Development Fund
AIM FUNDS GROUP                          AIM V.I. Diversified Income Fund
AIM Balanced Fund                        AIM V.I. Global Utilities Fund
AIM Global Utilities Fund                AIM V.I. Government Securities Fund
AIM High Yield Fund                      AIM V.I. Growth Fund
AIM Income Fund                          AIM V.I. Growth & Income Fund
AIM Money Market Fund                    AIM V.I. High Yield Fund
AIM Select Growth Fund                   AIM V.I. International Equity Fund
AIM Value Fund                           AIM V.I. Money Market Fund
                                         AIM V.I. Value Fund
AIM SPECIAL OPPORTUNITIES FUNDS
AIM Small Cap Opportunities Fund



Attest:  /s/ P. MICHELLE GRACE           By:  /s/ JOHN J. ARTHUR
       ---------------------------          ---------------------------
         Assistant Secretary                  Name: John J. Arthur
                                              Title: Senior Vice President
(SEAL)